CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 16, 2012, with respect to the financial statements and financial highlights of Oppenheimer Global Strategic Income Fund/VA; Oppenheimer Main Street Small- & Mid-Cap Fund/VA (formerly Oppenheimer Main Street Small Cap Fund/VA); Oppenheimer Small- & Mid-Cap Growth Fund/VA; Oppenheimer Global Securities Fund/VA; Oppenheimer Capital Appreciation Fund/VA; Oppenheimer Core Bond Fund/VA; Oppenheimer High Income Fund/VA; Oppenheimer Money Fund/VA; Oppenheimer Value Fund/VA; Oppenheimer Balanced Fund/VA, and Oppenheimer Main Street Fund/VA (each a separate series of Oppenheimer Variable Account Funds), incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

     KPMG LLP

Denver, Colorado

April 26, 2012